Exhibit 99.1

World Fuel Services Corporation Reports First Quarter Results

Net Income Increases 13% Year-over-Year

MIAMI--(BUSINESS WIRE)--May 1, 2012--World Fuel Services Corporation (NYSE: INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services, today reported first quarter net income of $46.4 million or $0.65 diluted earnings per share compared to $41.1 million or $0.58 diluted earnings per share in the first quarter of 2011. Non-GAAP net income and diluted earnings per share for the first quarter, which exclude share-based compensation and amortization of acquired intangible assets, were $52.9 million and $0.74, respectively, compared to $46.8 million or $0.66 in 2011.

“We continue to serve an important role in worldwide commerce to provide value, convenience and confidence between users and providers of energy products and services,” stated Michael J. Kasbar, president and chief executive officer of World Fuel Services Corporation. “By delivering on our strategy, we continue to validate our growing importance to the energy and transportation marketplaces.”

The company’s marine segment generated gross profit of $55.1 million, an increase of approximately $0.9 million or 2% sequentially and $14.9 million or 37% year-over-year. Our aviation segment generated gross profit of $64.9 million in the first quarter of 2012, a decrease of $5.1 million or 7% sequentially and $5.2 million or 7% year-over-year. The company’s land segment posted gross profit of $37.2 million, a decrease of $0.9 million or 2% sequentially, but an increase of $10.8 million or 41% year-over-year.

“Despite challenging market dynamics, we reduced our net trade cycle this quarter, contributing to the generation of $49 million of operating cash flow, our second consecutive quarter of positive operating cash flow, further contributing to our solid liquidity profile” said Ira M. Birns, executive vice president and chief financial officer.

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at 6,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBO’s), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended
	March 31,
	2012	2011

Revenue	$9,479,055	$7,079,406
Cost of revenue	9,321,820	6,942,638

Gross profit	157,235	136,768

Operating expenses:
Compensation and employee benefits	54,527	47,069
Provision for bad debt	141	796
General and administrative	43,311	33,378

Total operating expenses	97,979	81,243

Income from operations	59,256	55,525
Non-operating expenses, net	(4,095)	(3,453)

Income before income taxes	55,161	52,072
Provision for income taxes	6,615	10,415

Net income including noncontrolling interest	48,546	41,657
Net income attributable to noncontrolling interest	2,131	548

Net income attributable to World Fuel	$46,415	$41,109

Basic earnings per common share	$0.65	$0.59

Basic weighted average common shares	70,998	69,970

Diluted earnings per common share	$0.65	$0.58

Diluted weighted average common shares	71,774	70,982

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	March 31,	December 31,
	2012	2011

Assets:
Current assets:
Cash and cash equivalents	$242,593	$205,415
Accounts receivable, net	2,290,085	2,160,561
Inventories	450,285	472,584
Prepaid expenses and other current assets	373,670	283,667

Total current assets	3,356,633	3,122,227

Property and equipment, net	89,509	90,710

Goodwill, identifiable intangible and non-current other assets	479,662	484,309

Total assets	$3,925,804	$3,697,246

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$20,516	$17,800
Accounts payable	1,880,861	1,739,678
Accrued expenses and other current liabilities	309,357	268,664

Total current liabilities	2,210,734	2,026,142

Long-term debt	265,147	269,348
Other long-term liabilities	54,347	55,038
Total liabilities	2,530,228	2,350,528

Equity:
World Fuel shareholders' equity	1,380,611	1,332,961
Noncontrolling interest equity	14,965	13,757
Total equity	1,395,576	1,346,718

Total liabilities and equity	$3,925,804	$3,697,246

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended
	March 31,
	2012	2011

Cash flows from operating activities:
Net income including noncontrolling interest	$48,546	$41,657
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by (used in)
operating activities:
Depreciation and amortization	9,659	8,167
Provision for bad debt	141	796
Share-based payment award compensation costs	2,904	2,865
Other	8,771	(1,068)
Changes in assets and liabilities, net of acquisitions	(21,229)	(196,903)
Total adjustments	246	(186,143)
Net cash provided by (used in) operating activities	48,792	(144,486)

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(90)	(67,000)
Capital expenditures	(3,948)	(2,628)
Other	(115)	-
Net cash used in investing activities	(4,153)	(69,628)

Cash flows from financing activities:
(Repayments) borrowings of debt, net	(1,492)	39,537
Dividends paid on common stock	(2,664)	(2,598)
Other	(4,995)	(3,501)
Net cash (used in) provided by financing activities	(9,151)	33,438

Effect of exchange rate changes on cash and
cash equivalents	1,690	1,157

Net increase (decrease) in cash and cash equivalents	37,178	(179,519)

Cash and cash equivalents, as of beginning of period	205,415	272,893

Cash and cash equivalents, as of end of period	$242,593	$93,374

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended
	March 31,
	2012	2011

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$46,415	$41,109
Share-based compensation expense, net of taxes	2,001	2,009
Intangible asset amortization expense, net of taxes	4,466	3,662
Non-GAAP net income attributable to World Fuel	$52,882	$46,780

GAAP diluted earnings per common share	$0.65	$0.58
Share-based compensation expense, net of taxes	0.03	0.03
Intangible asset amortization expense, net of taxes	0.06	0.05
Non-GAAP diluted earnings per common share	$0.74	$0.66

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended
	March 31,
	2012	2011
Revenue:
Aviation segment	$3,411,547	$2,646,592
Marine segment	3,904,191	2,999,419
Land segment	2,163,317	1,433,395
	$9,479,055	$7,079,406

Gross profit:
Aviation segment	$64,914	$70,128
Marine segment	55,077	40,215
Land segment	37,244	26,425
	$157,235	$136,768

Income from operations:
Aviation segment	$26,833	$38,170
Marine segment	27,445	17,355
Land segment	16,200	10,663
	70,478	66,188
Corporate overhead - unallocated	11,222	10,663
	$59,256	$55,525

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer